Exhibit 4.3c

                          Executive TeleCard, Ltd.
                       1995 Directors Stock Option and
                          Appreciation Rights Plan

                                 Article I.
                           Establishment & Purpose

          Section 1.1 Executive Telecard, Ltd. (the "Company"), a Delaware corporation, hereby establishes a stock option and appreciation rights plan to be named the Executive TeleCard, Ltd. 1995 Directors Stock Option and Appreciation Rights Plan (the "Plan"). All options granted on or after the date that this Plan has been approved and adopted by the Company's board of directors shall be governed by the terms and conditions of this Plan unless the terms of such an option specifically indicate that it is not to be so governed. With respect to persons subject to Section 16 of the Securities Exchange Act of 1934 (the "Exchange Act"), transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act ("Rule 16b-3").

          Section 1.2 The purpose of this Plan is to provide persons who are members of the board of directors (including employee-directors) of the Company (the "Board of Directors") with incentives and rewards in recognition of their services and other contributions which have been critical to the success of the Company, and to induce such individuals to continue to provide service to the Company in the future. The Plan provides for the grant of options to purchase shares of common stock of the Company, $.001 par value per share (the "Common Stock") which: a) qualify as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") to directors who are employees; and b) do not so qualify ("Non-Qualified Options") to directors, including those who are not employees. This Plan also provides for the grant of stock appreciation rights ("Rights") to all plan participants in connection with the grant of options hereunder. Incentive Options and Non-Qualified Options may be collectively referred to hereafter as the "Options" as the context may require.

          Section 1.3 Options may be granted pursuant to this Plan to any Plan participant for a period commencing on the effective date of this Plan (pursuant to Section 12 hereof) and ending not later than the tenth
(10th) anniversary of the date that this Plan is adopted by the Board of Directors.

                                 Article II.
                               Administration

          Section 2.1 A Committee of the Board of Directors Committee (the "Committee") shall be charged with administration of this Plan. The Committee shall be comprised of not less than two members of the Board of Directors, each of whom is a "disinterested person." A "disinterested person" within the meaning of Rule 16b-3 as in effect upon the date this Plan is adopted by the Board of Directors, is a person who has not been granted or awarded equity securities (within the meaning of the Exchange
Act) under any other plan of the Company (or any affiliate thereof) at any time within one year prior to such person's service as a member of the Committee, or during such service except as otherwise permitted by Rule 16b-3(c). The Committee shall select one of its members to serve as the chairman thereof, and shall hold its meeting at such times and places as it may determine. At any such meeting, a majority of the total number of members of the Committee shall be necessary to constitute a quorum.
Either the affirmative vote of a majority of the members present at any meeting at which a quorum is present, or the unanimous approval in writing of the total number of members of the Committee, shall be necessary to constitute action by the Committee.

          Section 2.2 The provisions of this Plan relating to Incentive Options are also intended to comply in every respect with Section 422 of the Code ("Section 422") and the regulations promulgated thereunder. In the event that any future statute or regulation shall modify Section 422, this Plan and any stock option grant relating to the grant of any Incentive Option pursuant to this Plan, which option is outstanding and unexercised at the time that any modifying statute or regulation becomes effective and is subject to such modification, shall be deemed to incorporate by reference such modification, and no notice of such modification need be given to the Optionee (as hereinafter defined). Any stock option grant relating to an Incentive Option shall provide that the Optionee (as hereinafter defined) hold the stock received upon exercise of such Incentive Option for a minimum of two years from the date of grant of the Incentive Option and one year from the date of exercise of such Incentive Option, absent the written approval, consent or waiver of the Committee.

          Section 2.3 If any provision of this Plan is determined to disqualify the shares of Common Stock purchasable upon exercise of an Incentive Option granted under this Plan from the special tax treatment provided by Section 422, such provision shall be deemed to incorporate by reference the modification required to qualify such shares of Common Stock for said tax treatment.

          Section 2.4 The Committee shall grant options to members of the board of directors with terms and conditions not inconsistent with this Plan pursuant to the non-discretionary formula set forth in Section
2.6 hereof. All Options granted pursuant to this Plan shall be clearly identified as Incentive Options or Non-Qualified Options. The Committee may from time to time adopt (and thereafter amend or rescind) such rules and regulations for carrying out the provisions of this Plan and take such action in the administration of this Plan, not inconsistent with the provisions hereof, as it shall deem proper. The Committee shall have sole discretion, subject to the express provisions of this Plan, to determine the type of Option issued and the manner in which Options may be exercised, and all other terms and conditions related to the Options and Rights not specifically provided in the non-discretionary formula provided in Section 2.6 hereof, including such terms and provisions which may be amended from time to time as shall be required, in the judgment of the Committee to conform to any change in any law or regulation applicable hereto, and to make all other determinations deemed necessary or advisable for the administration of this Plan. The interpretation and construction of any provision of this Plan by the Committee (unless otherwise determined by the Board of Directors) shall be final, conclusive and binding upon all persons.

          Section 2.5 The Committee shall grant in connection with the grant of Options at the time of such grant, the right (previously defined as a "Right" or collectively, the "Rights") to surrender all or part of the Option to the extent that such Option is exercisable and receive in exchange an amount payable in shares of Common Stock valued at the then fair market value, determined in accordance with Section 5.1(b) herein, equal to the difference (the "Spread") between the then fair market value of the shares of Common Stock issuable upon the exercise of the Option (or portions thereof surrendered) and the option price payable upon the exercise of the Option (or portions thereof surrendered). Such rights shall be subject to the following conditions: (a) the Rights will expire at the same time as the underlying Option; (b) the Rights shall be for 100 percent of the Spread; (c) the Rights are transferable only when the underlying Option is transferable and under the same conditions; (d) the Rights may be exercised only when the underlying Option is eligible to be exercised; and (e) the Rights may be exercised only when the Spread is positive, i.e., when the market price of the Common Stock subject to the Option exceeds the exercise price of the Option.

          Section 2.6 Directors of the Company shall receive Options and Rights hereunder on a non-discretionary basis in accordance with the following formula: On the third Friday in December in each calendar year, each member of the Board of Directors then serving shall receive an Option to purchase ten thousand (10,000) shares of Common Stock at an exercise price equal to the fair market value per share of such shares on that date as determined in accordance with Section 5.1(b) of this Plan and a corresponding Right. Directors who are employees shall receive Incentive Stock Options, to the extent by the Code. Directors who are not employees shall receive Non-Qualified Stock Options. Each such Option shall be exercisable for a period of ten (10) years from the date of grant unless sooner terminated pursuant to the terms of this Plan. Each such Option shall be subject to the limitations on exercise and restrictions upon transfer of the shares of Common Stock to be issued upon exercise of the Option as are set forth elsewhere herein or as are imposed by applicable laws including without limitation applicable federal and state securities laws. Except as otherwise provided in this section, all Options issued pursuant to this section shall be subject to the other terms and conditions of this Plan. To the extent such terms and conditions are inconsistent with this section this section shall control. To the extent required pursuant to Rule 16b-3 as such rule relates to formula awards, this section shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder.

          Section 2.7 No member of the Committee shall be liable for any action or determination made in good faith with respect to administration of this Plan or the Options granted hereunder. A member of the Committee shall be indemnified by the Company, pursuant to the Company's by-laws, for any expenses, judgments or other costs incurred as a result of a lawsuit filed against such member claiming any rights or remedies arising out of such Director's participation in and administration of this Plan.

                                Article III.
                    Total Number of Shares to be Optioned


          Section 3.1 There shall be reserved for issuance or transfer upon exercise of the Options to be granted from time to time under this Plan an aggregate of eight hundred seventy thousand (870,000) shares of Common Stock of the Company (subject to adjustment as provided in Article VIII hereof). The shares of Common Stock issued upon exercise of any Option granted under this Plan may be shares of Common Stock previously issued and reacquired by the Company at any time or authorized but unissued shares of Common Stock, as the Board of Directors from time to time may determine.

          Section 3.2 In the event that any Options outstanding under this Plan for any reason expire or are terminated without having been exercised in full or shares of Common Stock subject to Options are surrendered in whole or in part pursuant to Rights granted under Section
2.6 hereof (except to the extent that shares of Common Stock are issued as payment to the holder of the Option upon such surrender) the unpurchased shares of Common Stock subject to such Option and any such surrendered shares shall again be available for issuance under this Plan.

          Section 3.3 No Options shall be granted pursuant to this Plan to any Optionee after the tenth anniversary of the earlier of: (a) the date that this Plan is adopted by the Board of Directors or (b) the date that this Plan is approved by the stockholders of the Company.

                                 Article IV.
                                 Eligibility

          Section 4.1 Subject to Section 2.6 above, Options may be granted pursuant to this Plan to directors of the Company (or any of its subsidiaries) as selected by the Committee. Incentive Options may be granted pursuant to this Plan only to directors who are also employees of the Company (or any of its subsidiaries) as selected by the Committee. Persons granted Options pursuant to the Plan are referred to herein as "Optionees." For purposes of determining who is an employee with respect to eligibility for Incentive Options, Section 422 of the Code shall govern. The Committee may determine (in its sole discretion) that any person who would otherwise be eligible to be granted Options shall, nonetheless, be ineligible to receive any award under this Plan. No employee Director shall be eligible to receive more than 300,000 Options under this Plan in any two (2) year period.

          Section 4.2 No Options may be granted to any member of the Committee or a member of the Board of Directors, other than pursuant to a non-discretionary formula such as and including that which is set forth in
Section 2.6 above which meets the conditions in Rule 16b-3 under the Exchange Act, nor may any Options be granted to a member of the Committee if such member has, during the one year prior to such person's service as a member of the Committee of this Plan or during such service, received any equity securities pursuant to any plan of the Company or its affiliates, other than pursuant to a non-discretionary formula such as and including that which is set forth in Section 2.6 above which meets the conditions in Rule 16b-3 under the Exchange Act. To the extent that any provisions of this Plan or actions by the Committee fail to so comply, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

                                 Article V.
                        Terms & Conditions of Options

          Section 5.1 Each Option granted under this Plan shall be subject to the following terms and conditions:

          (a) The price at which each share of Common Stock covered by an Option may be purchased shall be determined by the Board of Directors or the Committee, provided that the option price for any Incentive Option shall not be less than equal to the "fair market value" of the shares of Common Stock at the time of grant determined in accordance with Section 5.1(b) below. Notwithstanding the foregoing, if an Incentive Option to purchase shares of Common Stock is granted pursuant to the Plan to an Optionee who, on the date of the grant, directly or indirectly owns more than 10 percent of the voting power of all classes of capital stock of the Company (or its parent of subsidiary), not including the shares of Common Stock obtainable upon exercise of the Option, the minimum exercise price of such Option shall be not less than one hundred ten percent (110%) of the "fair market value" of the shares of Common Stock on the date of grant determined in accordance with Section 5.1(b) below.

          (b) the "fair market value" shall be determined by the Committee which determination shall be binding upon the Company and its directors. The determination of the fair market value shall be based upon the following: (i) if the shares of Common Stock are not listed and traded upon a recognized securities exchange and there is no report of stock prices with respect to the shares of Common Stock published by a recognized stock quotation service then the Committee shall set the fair market value based upon the recent purchases and sales of the shares of Common Stock in arms length transactions; or (ii) if the shares of Common Stock are not then listed and traded upon a recognized securities exchange or listed for quotation on the NASDAQ National Market System, and there are reports of stock prices by a recognized quotation service, upon the basis of the last reported sales or transaction price of such stock on the date of grant as reported by a recognized quotation service, or, if there is no last reported sale or transaction price on that day, then upon the basis of the mean of the last reported closing bid and closing asked prices for such stock on that day or on the date nearest preceding that day; or (iii) if the shares of Common Stock shall then be listed and traded upon a recognized securities exchange or listed for quotation on the NASDAQ National Market System, upon the basis of the last reported sale or transaction price at which shares of Common Stock were traded on such recognized securities exchange on the date of grant or, if the shares of Common Stock were not traded on such date, upon the basis of the last reported sale or transaction price on the date nearest preceding that date. The Committee shall also consider such other factors relating to the fair market value of the shares of Common Stock as it shall deem appropriate.

          (c) For the purpose of determining whether an Optionee owns more than 10 percent of the voting power of all classes of stock of the Company, an Optionee is considered to own those shares which are owned directly or indirectly through brothers and sisters (including half-blooded siblings), spouse, ancestors and lineal descendants; and proportionately as a shareholder of a corporation, a partner of a partnership, and/or a beneficiary of a trust or an estate that owns shares of the Company.

          (d) Notwithstanding any other provision of this Plan, in accordance with the provision of Section 422(d) of the Code, to the extent that the aggregate fair market value (determined at the time the Option is granted) of the shares of Common Stock of the Company with respect to which Incentive Options (without reference to this provision) are exercisable for the first time by any individual in any calendar year under any and all stock option plans of the Company, its subsidiary corporations and its parent (if any ) exceeds $100,000, such Options shall be treated as Non-Qualified Options.

          (e) An Optionee may, at the Committee's discretion, be granted more than one Incentive Option or Non-Qualified Option during the duration of this Plan, and may be issued a combination of Non-Qualified Options and Incentive Options.

          (f) Any Incentive Option granted to 10 percent or less stockholder or any Non-Qualified Option shall, by its terms, be exercised within ten years after the date the Option is granted and any Incentive Option granted to a greater than 10 percent stockholder shall, by its terms, be exercised within five years after the date the Option is granted.

          (g) An Option and any Right related thereto shall not be transferable by the Optionee other than by will, or by the laws of descent and distribution. An Option may be exercised during the Optionee's lifetime only by the Optionee.

          (h) At least six months shall have elapsed from the date on which an Option is granted hereunder to the date on which any share of Common Stock underlying such Option is sold or any Right related thereto is exercised unless the Committee otherwise consents in writing.

                                 Article VI.
                      Employment or Service of Optionee

          Section 6.1 If the service of an Optionee is terminated for cause, the rights of such Optionee, both accrued and future, under any then outstanding Option or Right shall terminate immediately. "Cause" shall mean incompetence in the performance of duties, disloyalty, dishonesty, theft, embezzlement, unauthorized disclosure of patents, processes or trade secrets of the Company, individually or as an employee, partner, associate, officer or director of any organization. The determination of the existence and the proof of "cause" shall be made by the Board of Directors. Such determination shall be binding on the Optionee and the Company.

          Section 6.2 If the employment or service of the Optionee is terminated by the Optionee or the Company for any reason other than for cause, death, or for disability, as defined in Section 22(e) (3) of the Code, the option rights of such Optionee under any then outstanding Options shall, subject to the provisions of Section 5.1(h) hereof, be exercisable by such Optionee at any time prior to the expiration of the Option or within three months after the date of such termination, whichever period of time is shorter, by only to the extent of the accrued right to exercise the Option at the date of such termination.

          Section 6.3 In the case of an Optionee who becomes disabled, as defined by Section 22(e)(3) of the Code, the option rights of such Optionee under any then outstanding Option or Right may, subject to the provisions of Section 5.1(h) hereof, be exercised by such Optionee at any time prior to the expiration of the Option or within one year after the date of termination of employment or service due to disability, whichever period of time is shorter, but only to the extent of the accrued right to exercise the Option or Right at the date of such termination.

          Section 6.4 In the event of the death of an Optionee, the rights of such Optionee under any then outstanding Option or Right shall be exercisable by the person or persons to whom these rights pass by will or by the laws of decent and distribution, at anytime prior to the expiration of the Option or within three years after the date of death, whichever period of time is shorter, but only the extent of the accrued right to exercise the Option or Right at the date of death. If a person or estate acquires the right to exercise a Option or Right by bequest or inheritance, the Committee may require reasonable evidence as to the ownership of such Option, and may require such consents and releases of taxing authorities as the Committee may deem advisable.

          Section 6.5 With the exception of Non-Qualified Options issued pursuant to Section2.6 hereof, the Committee may also provide that a director who is also an employee must continuously be employed by the Company for such period of time as the Committee, in its discretion, deems advisable before the right to exercise any portion of an Option or Right granted to such employee will accrue, and may also set such other targets, restrictions or other terms relating to the employment of the Optionee which targets, restrictions, or terms must be fulfilled or complied with, as the case may be, prior to the exercise of any portion of an Option or Right granted to any employee-director.

          Section 6.6 Options or Rights granted under this Plan shall not be affected by any change of duties or position, so long as the Optionee continues in the service of the Company.

          Section 6.7 Nothing contained in this Plan, or in any Option or Right granted pursuant to this Plan, shall confer upon any Optionee any right with respect to continuance of employment or service by the Company nor interfere in any way with the right of the Company to terminate the Optionee's employment or service or change the Optionee's compensation at any time.

                                Article VII.
                             Purchase of Shares

          Section 7.1 Except as provided in this Article VII, an Option shall be exercised by tender to the Company of the full exercise price of the shares of Common Stock with respect to which the Option is being exercised and written notice of such exercise. The right to purchase shares of Common Stock shall be cumulative so that, once the right to purchase any shares has accrued, such shares or any part thereof may be purchased at any time thereafter until the expiration or termination of the Option. A partial exercise of an Option shall not affect the right of the Optionee to exercise the Option from time to time, in accordance with this Plan, as to the remaining number of shares of Common Stock subject to the Option. The purchase price of the shares shall be in United States dollars, payable in cash or by certified bank check. Notwithstanding the foregoing, in lieu of cash, an Optionee may, with the approval of the Committee, exercise his or her Option by tendering to the Company shares of Common Stock of the Company owned by him or her and having an aggregate fair market value at least equal to the full exercise price. The fair market value of any shares of Common Stock so surrendered shall be determined by the Committee in accordance with Section 5.1(b) hereof.

          Section 7.2 Except as provided in Article VI above, an Option may not be exercised unless the holder thereof is a director of the Company at the time of exercise.

          Section 7.3 No Optionee, or Optionee's executor, administrator, legatee, or distributee or other permitted transferee, shall be deemed to be a holder of any shares of Common Stock subject to an Option for any purpose whatsoever unless and until a stock certificate or certificates for such shares are issued to such person under the terms of this Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Article VIII hereof.

          Section 7.4 If: (i) the listing, registration or qualification of the Options issued hereunder, or of any securities issuable upon exercise of such Options (the "Common Stock") upon any securities exchange or quotation system or under federal or state law is necessary as a condition of or in connection with the issuance or of exercise of the Options, or (ii) the consent or approval of any governmental regulatory body is necessary as a condition of or in connection with the issuance or exercise of the Options, the Company shall not be obligated to deliver the certificates representing the Subject Securities or to accept or to recognize an Option exercise unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company will take reasonable action to so list, register or qualify the Options and the Subject Securities, or effect or obtain such consent or approval, so as to allow for their issuance.

          Section 7.5 Any Optionee may be required to represent to the Company as a condition of his or her exercise of Options issued under this Plan that: (i) the Common Stock acquired upon exercise of his or her Option are being acquired by him or her for investment purposes only and not with a view to distribution or resale, unless counsel for the Company is then of the view that such a representation is not necessary and is not required under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable statue, law, regulation or rule; and (ii) that the Optionee shall make no exercise or disposition of an Option or of the Common Stock in contravention of the Securities Act, the Exchange Act or the rules and regulations thereunder. Optionees may also be required to provide (as a condition precedent to exercise of an Option, such documentation as may be reasonably required by the Company to assure compliance with applicable law and the terms and conditions of this Plan and the subject Option.

          Section 7.6 An Option may also be exercised by tender to the Company of a written notice of exercise together with advice of the delivery of an order to a broker to sell part or all of the shares of Common Stock subject to such exercise notice and an irrevocable order to such broker to deliver to the Company (or its transfer agent) sufficient proceeds from the sale of such shares to pay the exercise price and any withholding taxes. All documentation and procedures to be followed in connection with such a "cashless exercise" shall be approved in advance by the Committee.

                                Article VIII.
                  Change in Number of Outstanding Share of
                  Stock, Adjustments,Reorganizations, etc.

          Section 8.1 In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation by reason or reorganization, merger, consolidation, re-capitalization, reclassification, stock split, combination of shares or a dividend payable in capital stock , appropriate adjustment shall be made by the Committee in the number and kind of shares for the purchase of which Options may be granted under this Plan, including the maximum number that may be granted to any one person. In addition, the Committee shall make appropriate adjustments in the number and kind of shares as to which outstanding Options, or portions thereof then unexercised shall be exercisable, to the extent that the Optionee's proportionate interest shall be maintained as before the occurrence to the unexercised portion of the Option and with a corresponding adjustment in the option price per share. Any such adjustment made by the Committee shall be conclusive.

          Section 8.2 The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

          Section 8.3 Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company as a result of which the outstanding securities of the class then subject to Options hereunder are changed into or exchanged for cash or property or securities not of the Company's issue, or upon a sale of substantially all the property of the Company to an association, person, party, corporation, partnership, or "control group" as that term is construed for the purposes of the Exchange Act, this Plan shall terminate unless provision be made in writing in connection with such transaction for the continuance of this Plan or for the substitution for such Option or Options covering the stock of a successor employer corporation, or a present or a subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, in which event this Plan and the Options theretofore granted shall continue in the manner and under the terms so provided. If this Plan shall terminate pursuant to the foregoing sentence, all persons owning any unexercised portions of the Options then outstanding shall have the right , at such time prior to the consummation of the transaction causing such termination as the Company shall designate, to exercise the unexercised portions of such Options, including the portions thereof which would, but for this Section 8.3, not yet be exercisable.

          Section 8.4 If, while any Options remain outstanding under the Plan, (i) the "beneficial ownership" (as defined Rule 13d-3 under the Exchange Act) of securities representing more than 20% of the combined voting power of the Company is acquired by a person (as defined in section 13(d) of the Exchange Act, other than the Company or an affiliate of the Company), (ii) the stockholders of the company approve a definitive agreement to merge or consolidate the Company with another company or to sell or otherwise dispose of all or substantially all of it's assets, or
(iii) during any period of two consecutive years, individuals who at the beginning of such period constitute the members of the board of directors cease to constitute at least a majority of the members of the board of directors at any time during such period for any reason (other than in the case of a director whose election by the Board or nomination by the Company's stockholders was approved by a vote of at least two thirds of the directors then still in office who are either directors at the beginning of the period or whose election or nomination for election was previously so approved), then all Options then outstanding shall become fully vested and exercisable on the date of such event.

                                 Article IX.
                      Duration, Amendment & Termination

          Section 9.1 The Board of Directors may at any time terminate this Plan or make such amendments hereto as it shall deem advisable and in the best interests of the Company, without action on the part of the stockholders of the Company, unless such approval is required pursuant to
Section 422 of the Code or the regulations thereunder or Rule 16b-3 under the Exchange Act; provided, however, that no such termination or amendment shall without the consent of the individual to whom any Option shall heretofore have been granted, affect or impair the rights of such individual under such Option, and provided further, that unless the holders of a majority of all classes of the Company's outstanding voting stock entitled to vote thereon shall have first approved thereof, no amendment of this Plan shall be made whereby: (a) the total number of shares of Common Stock which may be issued pursuant to the exercise of Options under this Plan to all individuals, or any of them, shall be increased, except by operation of the adjustment provisions of Article VIII hereof, (b) the authority to administer this Plan by the Committee shall be withdrawn, (c) the maximum term of the Options shall be extended,
(d) the minimum option price of Incentive Options shall be decreased, (e) the price to Optionees to whom Options have been granted shall be changed or (f) the class of individuals eligible to participate in this Plan is modified. Pursuant to Section 422(b) of the Code, no Incentive Option may be granted pursuant to this Plan after ten years from the date this Plan is adopted or the date this Plan is approved by the stockholders of the Company, whichever is earlier.

                                 Article X.
                                Restrictions

          Section 10.1 Any shares of Common Stock issued pursuant to exercise of Options granted under this Plan shall be subject to such restrictions or transfer and limitations as shall, in the opinion of the Committee, be necessary or advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. In addition, except for those Non-Qualified Options issued pursuant to Section 2.6 above, the Committee may impose such other restrictions upon the exercise of an Option or upon the sale or other disposition of the shares of Common Stock deliverable upon exercise thereof as the Committee may, in its sole discretion, determine. By accepting an award pursuant to the Plan, each Optionee shall thereby agree to any such restrictions.

          Section 10.2 Any certificate issued to evidence shares of Common Stock issued pursuant to exercise of an Option shall bear such legends and statements as the Committee, the Board of Directors or counsel to the Company shall deem advisable to assure compliance with the laws, rules and regulations of the United States government or any state or jurisdiction thereof. No shares of Common Stock will be delivered pursuant to exercise of the Option granted under this Plan until the Company has obtained such consents or approvals from such regulatory bodies of the Untied States Government of any state or jurisdiction thereof as the Committee, the Board of Directors or counsel to the Company deems necessary or advisable.

                                 Article XI.
                            Application of Funds

          Section 11.1 The proceeds received by the Company from the issuance and sale of Common Stock upon exercise of Options granted pursuant to the Plan are to be added to the general funds of the Company and used for its corporate purposes as determined by the Board of Directors.

                                Article XII.
                            Effectiveness of Plan

          Section 12.1 This Plan shall become effective upon adoption by the Board of Directors, and Options may be issued hereunder from and after that date subject to the provisions of Section 3.3 above. This Plan must be approved by the Company's stockholders in accordance with the applicable provisions (relating to the issuance of stock or options) of the Company's governing documents and state law or, if no such approval is prescribed therein, by the affirmative vote of the holders of a majority of the votes cast at a duly held stockholders' meeting at which a quorum representing a majority of all the Company's outstanding voting stock is present and voting (in person or by proxy) or, without regard to any required time period for approval, by any other method permitted by
Section 422 of the Code and the regulations thereunder. If such stockholder approval is not obtained within one year of the adoption of this Plan by the Board of Directors or within such other time period required under Section 422 of the Code and the regulations thereunder, this Plan shall remain in force, provided however, that all Options issued and issuable hereunder shall automatically be deemed to be Non-Qualified Options and provided further that no Option granted to any person subject to Section 16 of the Exchange Act shall be exercisable until such time as stockholder approval of this Plan has been obtained.

          IN WITNESS WHEREOF, pursuant to the approval or adoption of this Plan by the Board of Directors, this Plan is executed and adopted this 14th day of December, 1995.


                              EXECUTIVE TELECARD, LTD.

                              By: /s/ Edward J. Gerrity, Jr.
                                  Edward J. Gerrity, Jr.
                                  Its: Chairman of the Board

(CORPORATE SEAL)


ATTEST:

By: /s/ John J. Gitlin
    Secretary